Exhibit 99.1
Gossamer Bio, Inc. Announces Final Tender Results for Exchange Offer and Consent Solicitation with Respect to Existing Convertible Notes

San Diego, California. (June 17, 2026) – Gossamer Bio, Inc. (NASDAQ: GOSS) (the “Company” or “Gossamer”), a biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced the final tender results of its previously announced exchange offer (the “Exchange Offer”) to exchange any and all of its 5.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”) for a pro rata portion of (i) up to $72.0 million in aggregate principal amount of its new 7.50% Convertible Senior Secured First Lien Notes due 2030 (the “New Convertible Notes”), (ii) up to 317,647,058 shares of its common stock (the “Common Stock”) or, in lieu of issuing shares of Common Stock to the extent such shares would cause any holders of Existing Convertible Notes that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Eligible Holders”) to beneficially own greater than 9.99% of the outstanding Common Stock, prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants” and, together with the Common Stock, the “Equity Securities”) and (iii) with respect to Eligible Holders who tender prior to the Extended Early Tender Date (as defined below), warrants to purchase shares of Common Stock (the “Purchase Warrants” and, together with the New Convertible Notes and Equity Securities, the “Offered Securities”).
As previously announced, as of 5:00 p.m., New York City time, on June 2, 2026 (the “Extended Early Tender Date”), $181,052,000 in aggregate principal amount of Existing Convertible Notes was validly tendered in the Exchange Offer and not validly withdrawn (such notes, the “Early Tendered Notes”) and related consents to the Proposed Amendments (as defined below) were validly delivered and not validly withdrawn as of such time, and the Company and the Required Supporting Noteholders agreed to amend the condition to the Exchange Offer that a minimum of 98% of the aggregate principal amount of Existing Convertible Notes be validly tendered to a minimum of 90.5% of the aggregate principal amount of Existing Convertible Notes be validly tendered. As a result, early settlement of Offered Securities in exchange for the Early Tendered Notes validly tendered and not validly withdrawn as of the Extended Early Tender Date occurred on June 4, 2026, and the Company entered into a supplemental indenture eliminating substantially all of the restrictive covenants in the indenture governing the Existing Convertible Notes, as well as certain events of default and related provisions applicable to the Existing Convertible Notes (the “Proposed Amendments”).
As of 5:00 p.m., New York City time, on June 16, 2026, based on information provided by D.F. King & Co., Inc., which is acting as the exchange agent and information agent for the Exchange Offer, no additional Existing Convertible Notes were validly tendered in the Exchange Offer. As a result, $18,948,000 in aggregate principal amount of the Existing Convertible Notes will remain outstanding following this Exchange Offer.
About Gossamer Bio

Gossamer Bio is a biopharmaceutical company focused on the development of treatments for pulmonary hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Gossamer Bio Forward Looking Statements

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s Exchange Offer and Consent Solicitation relating to its Existing Convertible Notes, including the timing and anticipated benefits thereof. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the Company may not be able to complete the Exchange Offer on the anticipated timeline or at all, and the Company may not realize the anticipated benefits therefrom; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
For Investors and Media:

Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com